Exhibit 99.1

ZEBRA TECHNOLOGIES CORPORATION
2005 EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective January 1, 2005)

Table of Contents

ARTICLE I PURPOSE and EFFECTIVE DATE
1.1	Purpose
1.2	Status of the Plan
1.3	Effective Date

ARTICLE II DEFINITIONS
2.1	Account
2.2	Administrator
2.3	Affiliate
2.4	Beneficiary
2.5	Bonus
2.6	Change in Control
2.7	Code
2.8	Company
2.9	Compensation
2.10	Compensation Committee
2.11	Deferral
2.12	Deferral Election Form
2.13	Disability
2.14	Employer
2.15	ERISA
2.16	Executive
2.17	Normal Retirement Age
2.18	Participant
2.19	Plan Year
2.20	Separation From Service
2.21	Unforeseeable Emergency

ARTICLE III COMPENSATION DEFERRAL ELECTIONS
3.1	Compensation Deferral Elections
3.2	Timing of and Changes in Deferral Election
3.3	Change in Control

ARTICLE IV CREDITING OF ACCOUNTS
4.1	Crediting of Accounts
4.2	Earnings
4.3	Account Statements
4.4	Vesting

ARTICLE V DISTRIBUTION OF BENEFITS
5.1	Distribution Election
5.2	Distribution of Benefits.
5.3	Death Benefit
5.4	Distribution Due to Unforeseeable Emergency
5.5	Effect of Payment
5.6	Taxation of Plan Benefits
5.7	Withholding and Payroll Taxes

5.8	Missing Participants or Beneficiaries

ARTICLE VI BENEFICIARY DESIGNATION
6.1	Beneficiary Designation
6.2	Amendments to Beneficiary Designation
6.3	No Beneficiary Designation

ARTICLE VII ADMINISTRATION
7.1	Administration
7.2	Administrator Powers
7.3	Finality of Decisions
7.4	Claims Procedure.
7.5	Indemnity

ARTICLE VIII AMENDMENT AND TERMINATION OF PLAN
8.1	Amendment
8.2	Right to Terminate
8.3	Payment at Termination

ARTICLE IX MISCELLANEOUS
9.1	Unfunded Plan
9.2	Unsecured General Creditor
9.3	Nonassignability
9.4	No Contract of Employment
9.5	Participant and Beneficiary Duties
9.6	Protective Provisions
9.7	Governing Law
9.8	Severability
9.9	Notice
9.10	Successors
9.11	Action by the Company
9.12	Participant Litigation

ZEBRA TECHNOLOGIES CORPORATION
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
(Effective January 1, 2005)

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1                                 Purpose.  Zebra Technologies Corporation (the “Company”) hereby establishes the Zebra Technologies Corporation 2005 Executive Deferred Compensation Plan (the “Plan”)  to enable certain eligible executive employees of the Company or any adopting Employer a means to defer payment of a portion of their compensation for retirement.

1.2                                 Status of the Plan.  This Plan is intended to be an unfunded plan maintained primarily to provide retirement benefits for a select group of management employees or highly compensated employees within the meaning of Section 201(1), Section 301(a)(3), and Section 401(a)(1) of ERISA and Department of Labor Regulations 29 C.F.R. Section 2520.104-23, and shall be so construed.  The Plan is also intended to comply with the provisions of Section 409A of the Code, as enacted by the American Jobs Creation Act of 2004.

1.3                                 Effective Date.  The effective date of the Plan is January 1, 2005.

ARTICLE II

DEFINITIONS

2.1                                 Account.  The bookkeeping account established to record a Participant’s interest in the Plan as provided in Article IV.

2.2                                 Administrator.  The Company or such other person or entity as the Company shall designate pursuant to Article VII.

2.3                                 Affiliate.  Any corporation, trade or business that, together with the Company, is a member of a controlled group of corporations as defined in Section 414(b) of the Code, is under common control as defined in Section 414(c) of the Code, is a member of an affiliated service group as defined in Section 414(m) of the Code or is required to be aggregated pursuant to Section 414(o) of the Code

2.4                                 Beneficiary.  The Participant’s Beneficiary, as defined in Article VI, designated to receive the Participant’s Account, if any, from the Plan upon the death of the Participant.

2.5                                 Bonus.  The amount of any bonus payable to a Participant under the Zebra Technologies Corporation Management Bonus Plan.

2.6                                 Change in Control.  An acquisition of more than 50% of the total fair market value or voting control of an Employer or a sale of more than 50% of the Employer’s assets.

2.7                                 Code.  The Internal Revenue Code of 1986 and any Treasury regulations, rulings or other authoritative administrative pronouncements interpreting the Code.  If any provision of the Code specifically referred to herein is amended or replaced, the reference shall be deemed to be to the provision as so amended, or to the new provision, if such reference is consistent with the purposes of the Plan.

2.8                                 Company.  Zebra Technologies Corporation or any successor of the business of the Company that elects to continue the Plan

2.9                                 Compensation.  The regular remuneration, commissions and Bonus paid to an Executive for services rendered to an Employer as reportable on the Form W-2 of the Executive for any given calendar year, plus amounts excluded from income under Section 125 (relating to cafeteria plans), Section 402(e)(3) (relating to 401(k) plans), Section 402(h) (relating to simplified employee pension plans), or Section 132(f)(4) (relating to elective transportation fringe benefits) of the Code.

2.10                           Compensation Committee.  The Compensation Committee of the Board of Directors of the Company.

2.11                           Deferral.  The amount of the Executive’s Compensation which the Executive elects to defer and contribute to the Plan which, but for such election, would have otherwise been paid to him or her.

2.12                           Deferral Election Form.  The form which a Participant must complete and return to the Administrator, in accordance with the rules and procedures as may be established by the Administrator, in order to elect to defer a portion of his or her Compensation to the Plan and to elect the time and manner in which his or her Account will be distributed in accordance with Article V

2.13                           Disability.  A physical or mental condition that prevents a Participant from engaging in any substantial gainful activity and which can be expected to result in death or last for a continuous period of not less than 12 months.

2.14                           Employer.  The Company and any Affiliate that adopts the Plan with the written consent of the Company.

2.15                           ERISA.  The Employee Retirement Income Security Act of 1974, and any Labor Department regulations, rulings or other authoritative administrative pronouncements interpreting ERISA.  If any provision of ERISA specifically referred to herein is amended or replaced, the reference shall be deemed to be to the provision as so amended, or to the new provision, if such reference is consistent with the purposes of the Plan.

2.16                           Executive.  Any member of a select group of management or a highly compensated employee of an Employer who is designated by the Administrator as eligible to participate in the Plan.

2.17                           Normal Retirement Age.  Age 55.

2.18                           Participant.  Any Executive or former Executive who has an Account balance in the Plan.

2.19                           Plan Year.  The calendar year.

2.20                           Separation From Service.  The termination of employment with his or her Employer for any reason other than death or Disability that results in a separation from service consistent with regulations issued by the Department of Treasury pursuant to Section 409A of the Code.

2.21                           Unforeseeable Emergency.  A severe financial hardship resulting from an illness or accident of the Participant, the Participant’s spouse or one of the Participant’s dependents (within the meaning of Section 152(a) of the Code), loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Administrator in accordance with the standards established by regulations issued under Section 409A of the Code or other applicable law.

ARTICLE III

COMPENSATION DEFERRAL ELECTIONS

3.1                                 Compensation Deferral Elections.  An Executive may elect to defer a portion of his or her Compensation as set forth on his or her Deferral Election Form, in accordance with applicable rules and procedures established by the Administrator.  A Participant may elect to defer up to 100% of his or her Compensation, less amounts withheld by the Employer for proper purposes, including (i) the Federal Insurance Contributions Act, (ii) federal, state or local income or employment taxes, and (iii) elective contributions under Sections 125, 402(e)(3) or 132(f)(4) of the Code.  The Administrator may establish reasonable procedures and may require Deferral Elections to be stated in whole dollar amounts or whole percentages.

3.2                                 Timing of and Changes in Deferral Election.  An Executive may make separate Deferral Elections with respect to his or her base salary, commissions and Bonus for each Plan Year during the annual enrollment period established by the Administrator prior to the beginning of the Plan Year.  A person who is first designated by the Administrator as an Executive during a Plan Year may make Deferral Elections with respect to his or her base salary, commissions and Bonus within 30 days after the date of such Executive’s designation, and such Deferral Elections shall apply to all base salary, commissions and Bonuses earned in the Plan Year after the Deferral Elections are effective.  A Participant who has a Deferral Election in effect may not change such election during the Plan Year, and may only revoke such election in accordance with procedures established by the Administrator consistent with Treasury Regulations issued pursuant to Section 409A of the Code; provided, however, that an Executive who has made a Deferral Election with respect to a Bonus shall be permitted to change that election in June of the Plan Year in which the services are performed on which the Bonus is determined.

3.3                                 Change in Control.  A Change in Control with respect to a Participant’s Employer shall not affect his or her future participation in the Plan, provided that the foregoing shall not be construed to limit each Employer’s discretion to restrict the employees who are eligible to participate as described in Section 3.1.

ARTICLE IV

CREDITING OF ACCOUNTS

4.1                                 Crediting of Accounts.  All amounts deferred by a Participant under the Plan shall be credited to his or her Account in the Plan.  Each Participant’s Account shall be credited or charged with its share of investment earnings or losses determined in accordance with Section 4.2, and shall be charged with all distributions made to the Participant or to his or her Beneficiary.  Accounts shall be maintained for bookkeeping purposes only, and shall not require the segregation of funds or establishment of a separate fund.

4.2                                 Earnings.  Each Participant’s Account shall be adjusted upward or downward, on a weekly (or as otherwise determined by the Administrator) basis to reflect the investment return that would have been realized had such amounts been invested in one or more investments selected by the Participant from among the assumed investment alternatives designated by the Administrator for use under the Plan.  The Administrator may designate and change investment alternatives in its sole discretion from time to time, and designate the manner in which Accounts shall be invested in default of any election.  At such other intervals as may be determined by the Administrator, Participants may change the assumed investment alternatives in which their Account will be deemed invested for such quarter.  Participant elections of assumed investment alternatives shall be made at the time and in the form determined by the Administrator, and shall be subject to such other restrictions and limitations as the Administrator shall determine.

4.3                                 Account Statements.  Account statements will be generated or made available to Participants no less often than annually.  Account statements will reflect all Account activity during the reporting period, including Account contributions, distributions and earnings credits.  Notwithstanding the foregoing, the failure to provide an account statement shall not constitute a breach of this Plan or entitle any Participant to any amount that he would not otherwise be entitled to under the Plan.

4.4                                 Vesting.  Subject to Sections 9.1 and 9.2, a Participant is always 100% vested in his or her Account in the Plan at all times.  Notwithstanding the foregoing, benefits other than distribution of the Participant’s Deferrals shall not be paid, or shall cease to be paid, to any Participant who discloses confidential information or trade secrets concerning any Employer without the Employer’s consent, or engages in any activity that is materially damaging to the Employer, in each case as determined by the Administrator in its sole discretion.

ARTICLE V

DISTRIBUTION OF BENEFITS

5.1                                 Distribution Election.  A Participant’s Account will be paid in accordance with the time and form of payment elected in the Deferral Election Form that the Executive completes upon first becoming eligible to participate in the Plan.  The distribution elections made on such Deferral Election Form shall apply to the Participant’s entire Account balance.  A Participant may change the form of payment designated on his or her Deferral Election Form from time to time in accordance with procedures established by the Administrator; provided that (i) distribution of the Account following the change shall commence not earlier than five years after the distribution would otherwise have begun, and (ii) if the Participant incurs a Separation From Service, other than by reason of death, or a Disability within 12 months after changing the form of payment designated, the change shall be disregarded and his or her Account shall be distributed in accordance with the form of payment designated prior to the change.

5.2                                 Distribution of Benefits.

A.                                   Distribution of a Participant’s Account, if any, will commence in accordance with elections made by the Participant on his or her Deferral Election Form.  Anything else in this Plan to the contrary notwithstanding, (i) in no event shall the distribution of any Account be accelerated to a time earlier than when it would otherwise have been paid, whether by amendment of the Plan, exercise of the Administrator’s discretion, or otherwise, except as permitted by Treasury Regulations issued pursuant to Section 409A of the Code, and (ii) in the event that the Administrator, in its sole discretion, determines that any time or form of distribution provided for in the Plan, or the existence of a right to elect a different time or form of distribution, would cause the Plan to fail to meet the requirements of Section 409A of the Code, or otherwise cause Participants to be subject to any adverse federal income tax consequences, the Administrator shall amend the Plan to modify or remove the form of distribution or election right.

B.                                     Time of Distribution.  Distribution to a Participant shall be made upon the earlier to occur of (i) the Participant’s Disability, (ii) the Participant’s Separation from Service or (iii) a date specified by the Participant in his or her Deferral Election Form, such date to be at least five years after the date on which the Participant first begins to make Deferrals to the Plan.  A Participant may also elect to receive payment within 60 days after a Change in Control with respect to his or her Employer.

C.                                     Forms of Distribution.  The forms of distribution are:

(a)                                  Upon Separation From Service at or after attaining Normal Retirement Age in one of the following forms as specified in the Participant’s Deferral Election Form:

(i)                                     Lump sum; or

(ii)                                  Annual installments over no more than 10 years.

(b)                                 Upon the distribution date specified in the Participant’s Deferral Election Form in one or more of the following forms as specified in the Deferral Election Form:

(i)                                     Lump sum;

(ii)                                  Partial lump sum; or

(iii)                               Annual installments over no more than 10 years.

(c)                                  Upon Disability, Change in Control, or Separation From Service prior to attaining Normal Retirement Age:  Lump sum.

Annual installments will commence in the first quarter of the Plan Year as specified in the Participant’s Deferral Election Form.  Subsequent installments will be paid annually in the first quarter of subsequent Plan Years, and each installment shall be equal to the remaining balance in the Participant’s Account immediately prior to such payment divided by the number of installments remaining to be paid.  Lump sum payments will be made as soon as administratively feasible following the distribution date specified in the Participant’s Deferral Election Form.

If a Participant does not elect a form of distribution by the time the Deferral Election Form is required to be completed, the Participant’s election will default to a lump sum payment payable as soon as administratively feasible following the Participant’s Separation From Service.

Notwithstanding the foregoing, distribution to a key employee, as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof), upon Separation from Service (for reasons other than Disability) shall not commence before the seventh month following the Participant’s Separation from Service.

5.3                                 Death Benefit.  Upon the death of a Participant before benefit commencement, payment of the Participant’s Account shall be made to the Participant’s Beneficiary in a lump sum as soon as administratively feasible after the Administrator receives notification of the Participant’s death.  Upon the death of a Participant after benefit commencement, payment of the Participant’s Account shall be made in the same form in which distributions were being made to the Participant before his or her death.

5.4                                 Distribution Due to Unforeseeable Emergency.  Upon written request of a Participant and the showing of Unforeseeable Emergency, the Administrator may authorize distribution of all or a portion of the Participant’s Account, and or the acceleration of any installment payments being made from the Plan, but only to the extent reasonably necessary to relieve the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution.  In any event, payment may not be made to the extent such Unforeseeable Emergency is or may be satisfied through reimbursement by insurance or otherwise, including, but not limited to, liquidation of the Participant’s assets, to the extent that such liquidation would not in and of itself cause severe financial hardship.

5.5                                 Effect of Payment.  Payment to the person, trust or other entity reasonably and in good faith determined by the Administrator to be the Participant’s Beneficiary will completely discharge any obligations the Company or any other Employer may have under the Plan.

5.6                                 Taxation of Plan Benefits.  It is intended that each Participant will be taxed on amounts credited to him or her under the Plan at the time such amounts are received, and the provisions of the Plan will be interpreted consistent with that intention.

5.7                                 Withholding and Payroll Taxes.  The Administrator shall withhold, or shall direct the person making any payment to withhold, from payments made hereunder any taxes required to be withheld from a Participant’s wages for the federal or any state or local government.  To the extent that benefits hereunder are subject to tax under the Federal Insurance Contributions Act or any other law prior to the time that they become payable, the Administrator may withhold, or direct the Participant’s Employer to withhold, the amount of such taxes from any other compensation or other amounts payable to the Participant.  The Administrator’s determination of the amount to be so withheld shall be final and binding on all parties.

5.8                                 Missing Participants or Beneficiaries.  If the Administrator is unable to locate any Participant, Beneficiary or other person entitled to benefits under this Plan, the Administrator may, in its sole discretion, either cause all or a portion of such payment to be forfeited and to reduce its obligations under this Plan, or may pay all or a portion of such benefit to members of the missing person’s family or such other person as it may determine in its sole discretion to be fair and equitable.  Any payment made pursuant to this Section 5.8 shall fully discharge the obligation of the Company and all Employers under this Plan with respect to the amount so paid.

ARTICLE VI

BENEFICIARY DESIGNATION

6.1                                 Beneficiary Designation.  Each Participant has the right to designate one or more persons, trusts or, with the Administrator’s approval, other entity as the Participant’s Beneficiary, primary as well as secondary, to whom benefits under this Plan will be paid in the event of the Participant’s death prior to complete distribution to the Participant of the benefits due under the Plan.  Each Beneficiary designation will be in a written form prescribed by the Administrator and will be effective only when filed with the Administrator during the Participant’s lifetime.

6.2                                 Amendments to Beneficiary Designation.  Any Beneficiary designation may be changed by a Participant without the consent of any Beneficiary by the filing of a new Beneficiary designation with the Administrator.  Filing a Beneficiary designation as to any benefits available under the Plan revokes all prior Beneficiary designations effective as of the date such Beneficiary designation is received by the Administrator.  If a Participant’s Account is community property, any Beneficiary designation will be valid or effective only as permitted under applicable law.

6.3                                 No Beneficiary Designation.  In the absence of an effective Beneficiary designation, or if all Beneficiaries predecease the Participant, the Participant’s estate will be the Beneficiary.  If a Beneficiary dies after the Participant and before payment of benefits under this Plan has been completed, and no secondary Beneficiary has been designated to receive such Beneficiary’s share, the remaining benefits will be payable to the Beneficiary’s estate.

ARTICLE VII

ADMINISTRATION

7.1                                 Administration.  The Plan is administered by the Compensation Committee, which shall be the “administrator” for purposes of Section 3(16)(A) of ERISA.  The Compensation Committee may establish a sub-committee to oversee the administration of the Plan on its behalf, and such sub-committee shall have the authority to exercise all power of the Administrator.  The Compensation Committee may change the membership of such sub-committee, or may delegate any portion of the authority of the Administrator, to a different committee, or to one or more of the Company’s officers or employees, at any time.

7.2                                 Administrator Powers.  The Administrator has such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the power, right and duty to construe, interpret and enforce the Plan provisions and to determine all questions arising under the Plan including, but not by way of limitation, questions of Plan participation, eligibility for Plan benefits and the rights of Executives, Participants, Beneficiaries and other persons to benefits under the Plan and to determine the amount, manner and time of payment of any benefits hereunder, and to adopt procedures, rules, regulations and forms to be utilized in the efficient administration of the Plan which may alter any procedural provision of the Plan without the necessity of an amendment. The Administrator is empowered to employ agents (who may also be employees of the Company) and to delegate to them any of the administrative duties imposed upon the Administrator or the Company

7.3                                 Finality of Decisions.  Any ruling, regulation, procedure or decision of the Administrator will be conclusive and binding upon all persons affected by it.  There will be no appeal from any ruling by the Administrator which is within its authority, except as provided in Section 7.4 below.

7.4                                 Claims Procedure.

A.                                   Any Participant, Beneficiary or other person asserting the right to receive a benefit under the Plan (an “Applicant”) shall file a claim for such benefit in writing in accordance with procedures established by the Administrator, not later than twelve months after the Applicant knows, or with the exercise or reasonable diligence should know, of the basis for the claim; provided that the Administrator may provide for distribution of the undisputed amount of a Participant’s Account in accordance with Article V without a written claim.

B.                                     If a claim is denied in whole or in part, the Administrator shall furnish the Applicant within 90 days after receipt of such claim with a written notice which specifies the reason for the denial, refers to the pertinent provisions of the Plan on which the denial is based, describes any additional material or information necessary for properly completing the claim and explains why such material or information is necessary, and explains the claim review procedures of this Section 7.4, including the Claimant’s right to file suit in accordance with paragraph (E) if the claim is denied following review.  The 90 day period for responding to a claim may be extended by up to an additional 90 days if the Applicant is given a written notice of the extension, including an explanation of the reason for the extension and an estimate of when the claim will be resolved, by the end of the initial 90 day period.

C.                                     If within 60 days after receipt of a notice of denial pursuant to paragraph (B), the Applicant so requests in writing, the Administrator shall review such decision.  The Administrator’s decision on review shall be in writing, and shall include specific reasons for the decision, written in a manner calculated to be understood by the Applicant, and shall include specific references to the pertinent provisions of the Plan on which the decision is based, and shall explain the Claimant’s right to file suit in accordance with paragraph (E).  It shall be delivered to the Applicant within 60 days after the request for review is received, unless extraordinary circumstances require a longer period, in which event the 60 day period may be extended by up to an additional 60 days if the Applicant is given a written notice of the extension, including an explanation of the reason for the extension and an estimate of when the appeal will be resolved, by the end of the initial 60 day period.

D.                                    The provisions of this Section 7.4 are intended to comply with the requirements of Section 503 of ERISA and the regulations issued thereunder, and shall be so construed.  In accordance with such regulations, each Claimant shall be entitled, upon written request and without charge, to review and receive copies of all material relevant to his claim within the meaning of Department of Labor Regulations 29 C.F.R. Section 2560.503-1(m)(8), and to be represented by a qualified representative.

E.                                      In further consideration of being permitted to participate in the Plan, each Participant agrees on behalf of himself, his Beneficiary, and all other persons claiming through him, that he will not commence any action at law or equity (including without limitation any action under Section 502 of ERISA), or any proceeding before any administrative agency, for payment of any benefit under this Plan without first filing a written claim for such benefit and appealing the denial of that claim in accordance with the provisions of this Section 7.4, and in any event not more than one hundred eighty (180) days after the appeal is denied in accordance with paragraph (C).

7.5                                 Indemnity.  To the extent permitted by applicable law and to the extent that they are not indemnified or saved harmless under any liability insurance contracts, any present or former employees, officers, or directors of the Company, or its subsidiaries or affiliates, if any, will be indemnified and saved harmless by the Company from and against any and all liabilities or allegations of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in the administration of the Plan, including all expenses reasonably incurred in their defense in the event that the Company fails to provide such defense after having been requested in writing to do so.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1                                 Amendment.  The Company may amend the Plan at any time by action of the Compensation Committee, except that no amendment will decrease the Accounts of Participants and Beneficiaries at the time of the amendment.  Notwithstanding the foregoing, the Administrator or its delegate may adopt any amendment to the Plan that is technical, ministerial or procedural in nature, and any rule or procedure properly adopted by the Administrator that is technical, ministerial or procedural in nature shall be deemed an amendment to the Plan to the extent of any inconsistency between such rule or procedure and the provisions hereof.

8.2                                 Right to Terminate.  The Company may at any time terminate the Plan by action of the Compensation Committee.

8.3                                 Payment at Termination.  If the Plan is terminated payment of each affected Participant’s Account to the Participant or Beneficiary for whom they are held will commence within 60 days of such termination in the form determined under Article V, provided that such payment is permitted by Treasury Regulations issued pursuant to Section 409A of the Code.  To the extent the Administrator, in its sole discretion, determines that such payment is not permitted, the Accounts of Participants shall continue to be held until distributed in accordance with Article V.

ARTICLE IX

MISCELLANEOUS

9.1                                 Unfunded Plan.  This Plan is intended to be an unfunded deferred compensation plan.  All credited amounts are unfunded, general obligations of the Company.  The right of any Participant or other person to receive benefit payments under the Plan shall be no greater than the right of any unsecured general creditor of the Company.  The Plan shall not create nor be construed to create a trust or fiduciary relationship in favor of any person whatsoever.  The Company, in its discretion, may acquire an insurance policy or policies insuring the life of a Participant from which the Company can satisfy its obligations to make payments pursuant to the Plan.  However, any such contracts so acquired shall not create any account of funds separate from the ordinary assets of the Company, and no Participant, Participant’s spouse or Participant’s beneficiary may look to any such contract as the funds from which benefits under the Plan are to be paid.  Any such contract so acquired for the convenience of the Company shall be the sole and exclusive property of the Company, with the Company or an Employer named as applicant, owner, and beneficiary of any life insurance contract payment; provided further, any such contract shall not be held in trust or as collateral security for the benefit of a Participant, a Participant’s spouse, or a Participant’s beneficiary, nor is any representation made herein that such contract, if acquired, will be used to provide benefits under this Plan.  No Participant, Participant’s spouse, or Participant’s beneficiary shall have any beneficial ownership interest in, or preferred or other claim against, the life insurance contract, if acquired.

9.2                                 Unsecured General Creditor.  In the event of the Company’s insolvency, Participants and their Beneficiaries, heirs, successors and assigns will have no legal or equitable rights, interest or claims in any property or assets of the Company or any of its subsidiaries, nor will they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company (the “Policies”) greater than those of any other unsecured general creditors.  In that event, any and all of the Company’s assets and Policies will be, and remain, the general, unpledged, unrestricted assets of the Company.  The Company’s obligation under the Plan will be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

9.3                                 Nonassignability.  Neither a Participant nor any other person will have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable.  No part of the amounts payable will, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.  Notwithstanding the foregoing, the Company shall have the right to offset any amount owed to it or the Participant’s Employer against the amount payable to a Participant or his Beneficiary, or to defer payment until any dispute with respect to any amount owed has been resolved.

9.4                                 No Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company or any Employer and the

Participant, and neither the Participant nor the Participant’s Beneficiary shall have any rights against the Company or any Employer except as may otherwise be specifically provided herein.  Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any Employer or to interfere with the right of the Company and each Employer to discipline or discharge him or her at any time.

9.5                                 Participant and Beneficiary Duties.  Persons entitled to benefits under the Plan shall file with the Administrator from time to time such person’s post office address and each change of post office address.  Each such person entitled to benefits under the Plan also shall furnish the Administrator with all appropriate documents, evidence, data or information which the Administrator considers necessary or desirable in administering the Plan.

9.6                                 Protective Provisions.  A Participant must cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder.

9.7                                 Governing Law.  The provisions of this Plan will be construed and interpreted according to the laws of the State of Illinois.

9.8                                 Severability.  In the event any provision of the Plan is held invalid or illegal for any reason, any illegality or invalidity will not affect the remaining parts of the Plan, but the Plan will be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company will have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan, including, but not by way of limitation, the opportunity to construe and enforce the Plan as if such illegal and invalid provision had never been inserted herein.

9.9                                 Notice.  Any notice or filing required or permitted to be given to the Company or the Administrator under the Plan will be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Company at its principal executive offices, or to the Company’s statutory agent.  Notice to a Participant or Beneficiary may be hand delivered or mailed to the Participant or Beneficiary at his or her most recent address as listed in the employment records of the Company.  Notices will be deemed given as of the date of delivery or mailing or, if delivery is made by certified or registered mail, as of the date shown on the receipt for registration or certification.  Any person entitled to notice hereunder may waive such notice.

9.10                           Successors.  The provisions of this Plan will bind and inure to the benefit of the Company, Participants and Beneficiaries, and their respective successors, heirs and assigns.  The term successors as used herein will include any corporate or other business entity, which, whether by merger, consolidation, purchase or otherwise acquires all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

9.11                           Action by the Company.  Except as otherwise provided herein, any action required of or permitted by the Company under the Plan will be by resolution of the Compensation Committee or any person or persons authorized by resolution of the Compensation Committee.

9.12                           Participant Litigation.  In any action or proceeding regarding the Plan, Executives, Participants, Beneficiaries or any other persons having or claiming to have an interest in this Plan will not be necessary parties and will not be entitled to any notice or process.  Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding will be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan.  To the extent permitted by law, if a legal action is begun against the Company, an Employer or the Administrator by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the costs to such person of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned.  To the extent permitted by applicable law, acceptance of participation in this Plan will constitute a release of the Company, the Employers and the Administrator and their respective agents from any and all liability and obligation not involving willful misconduct or gross neglect.

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IN WITNESS WHEREOF, the undersigned duly authorized officer has caused this Plan to be executed this 7th day of February, 2005.

ZEBRA TECHNOLOGIES CORPORATION

By:	/s/ Charles R. Whitchurch

Its:	Chief Financial Officer